UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(Address of principal executive offices)

(301) 731-4233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director.

On May 8, 2009, the Board of Directors of Integral Systems, Inc. (the “Company”) increased the size of the Board of Directors (the “Board”) from seven directors to eight directors and appointed Mr. Bruce L. Lev to the Board.

Mr. Lev is a Managing Director of Loeb Partners Corp., an investment firm based in New York City, a position he has held since 2003. Mr. Lev also is Of Counsel at the law firm Lev & Berlin, P.C. Previously, Mr. Lev was Vice Chairman and Director of USCO Logistics, a service provider of supply chain management, from 2000 to 2003. From 1995 through 2000, Mr. Lev served as Executive Vice President of Corporate and Legal Affairs of Micro Warehouse Inc., a $2.5 billion direct marketer of brand name personal computers and accessories to commercial and consumer markets. Mr. Lev is a graduate of Wesleyan University and the University of Virginia School of Law and is a member of the Connecticut, Virginia and Supreme Court bars.

In connection with Mr. Lev’s appointment to the Board, on May 8, 2009, the Compensation Committee awarded him 15,000 stock options under the 2008 Stock Incentive Plan, with an exercise price of $8.32 per share based on the fair market value of the Company’s common stock on that date.

Amendment to Employment Agreement.

On May 8, 2009, the Company also entered into the Second Amendment (the “Second Amendment”) to the employment agreement by and between the Company and William M. Bambarger, Jr., the Company’s Chief Financial Officer and Treasurer, as previously amended (the “Agreement”). The Second Amendment adds a new Section 4.7 to the Agreement, which provides that all of Mr. Bambarger’s unvested stock options and other equity awards will immediately vest (i) following any change in control (as defined in the Company’s standard form of award agreement for options granted the under the 2008 Stock Incentive Plan), to the extent such options or awards are not assumed by the acquiror or successor entity in connection with such change in control or (ii) if the stock options and other equity awards are assumed by the acquiror or successor entity in connection with such change in control and Mr. Bambarger’s employment with the Company is terminated by the Company without Cause or by Mr. Bambarger for Good Reason (as such terms are defined in the Agreement) within twelve months following the change in control.

The foregoing summary of the Second Amendment is not a complete description of all of the terms and conditions of the Second Amendment and is qualified in its entirety by reference to the text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Bonus Awards.

Also on May 8, 2009, the Compensation Committee of the Board recommended to the Board, and the Board approved, discretionary cash bonus awards of $55,000 to John B. Higginbotham, the Company’s Chief Executive Officer and President, and $25,000 to William M. Bambarger, Jr., the Company’s Chief Financial Officer and Treasurer, in recognition of their outstanding contributions to the Company.

Approval of Stock Option Grants.

On May 8, 2009, the Compensation Committee of the Board also awarded the following stock options under the 2008 Stock Incentive Plan, with an exercise price of $8.32 per share based on the fair market value of the Company’s common stock on that date:

•	John B. Higginbotham, Chief Executive Officer, President and Director – 100,000 options;

•	William M. Bambarger, Jr., Chief Financial Officer and Treasurer – 50,000 options;

•	R. Miller Adams, Executive Vice President and General Counsel – 50,000 options;

•	Stuart C. Daughtridge, Executive Vice President, Commercial Division – 30,000 options;

•	James Kramer, Senior Vice President, Commercial Systems – 30,000 options;

•	James Frelk, Senior Vice President, Corporate Development – 30,000 options;

•	John M. Albertine, Chairman of the Board of Directors – 25,000 options;

•	James Armor, Director – 15,000 options;

•	Paul G. Casner, Jr., Director and Compensation Committee Chair – 20,000 options;

•	William F. Leimkuhler, Director and Audit Committee Chair – 20,000 options; and

•	R. Doss McComas, Director and Special Committee Chair – 15,000 options.

One-third of the stock options granted will vest on each of the first three anniversaries of the grant date, and the stock options will expire on the tenth anniversary of the grant date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement by and between Integral Systems, Inc. and William M. Bambarger, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: May 14, 2009	By:	/s/ R. MILLER ADAMS
	Name:	R. Miller Adams
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement by and between Integral Systems, Inc. and William M. Bambarger, Jr.